                                                                       EXHIBIT 3

                         CERTIFICATE OF INCORPORATION
                                      OF
                             CARDIAC SCIENCE, INC.

     FIRST.  The name of the corporation is Cardiac Science, Inc. (hereinafter
     -----
the "Corporation.")

     SECOND.  the address of the registered office of the Corporation in the
     ------
State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD.  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware ("GCL").
                  ---

     FOURTH.  The total number of shares of stock which the Corporation shall
     ------
have authority to issue is 20,000,000 shares of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution or, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

     FIFTH.  The name and mailing address of the Incorporator is as follows:
     -----

                    Howard K. Cooper
                    9975 Toledo Way
                    Irvine, California 92718

     SIXTH.  No director shall be personally liable to the Corporation or any of
     -----
its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under (S) 174 of Title 8 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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

     SEVENTH.  The following provisions are inserted for the management of the
     -------
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

     (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

     (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     EIGHTH.  Meetings of stockholders may be held within or outside the State
     ------
of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring the certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of May, 1991.

                                    /s/ Howard K. Cooper
                                    --------------------
                                    Howard K. Cooper
                                    Incorporator

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

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             CARDIAC SCIENCE, INC.

                        (Pursuant to Section 242 of the

                       Delaware General Corporation Law)

     The undersigned, being the President and Secretary, respectively, of Cardiac Science, Inc. (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, do hereby certify the following:

     FIRST:  The name of the Corporation is CARDIAC SCIENCE, INC.

     SECOND: The Certificate of Incorporation was filed by the Secretary of State on May 20, 1991.

     THIRD: The Certificate of Incorporation, as now in full force and effect, is hereby amended to effect the following amendment authorized by Section 242 of the Delaware General Corporation Law:

     ARTICLE FOURTH is hereby amended to change the aggregate number of shares of Common Stock, par value $.001 per share which the Corporation shall have authority to issue from 20,000,000 shares to 40,000,000 shares, and to effect such amendment, ARTICLE FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

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

     "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.00l.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or non voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non--cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions."

     FOURTH: This amendment to the Certificate of Incorporation was authorized by the unanimous consent of the Board of Directors of the Corporation and by the consent of the holders of a majority of the issued and outstanding shares entitled to vote thereon pursuant to Section 223 of the Delaware General Corporation Law.

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

     IN WITNESS WHEREOF, we have subscribed this Certificate this 3rd day of June, 1993, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true, complete and correct.

                                    CARDIAC SCIENCE, INC.

                                    By:   /s/ Howard K. Cooper
                                          --------------------
                                         Howard K. Cooper, President

                                 Attest: /s/ Prabodh Mathur
                                         ------------------
                                         Prabodh Mathur, Secretary

                           CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CARDIAC SCIENCE, INC.
                             ---------------------

     (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

          Cardiac Science, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:

          1.  The name of the Corporation is Cardiac Science, Inc.

          2. The date of filing of the Corporation's certificate of incorporation (the Certificate of Incorporation") with the Secretary of State of the State of Delaware was May 20, 1991.

          3. Article Fourth of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 20,000,000 shares of common stock, each having a par value of $.001 (the "Common Stock"), and 1,000,000 shares of preferred stock, each having a par value of $.001 (the "Preferred Stock").

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or non-voting powers, and such distinctive designations, preferences, and relative, participating, optional, or other special rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

               On the effective date of a Certificate of Amendment to the Certificate of Incorporation of the Corporation whereby this Article Fourth is amended to read as set forth herein (the "Effective Date"), each 11.42857143 shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation immediately prior to the Effective Dare shall, automatically and without the need for any further action on the part of any stockholder, be combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $.001 per share. No scrip or fractional shares will be issued by reason of this amendment, but, in lieu thereof, one whole share will be issued to those stockholders who would otherwise be entitled to receive fractional shares."

          4. This Certificate of Amendment to the Certificate of Incorporation was authorized by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the GCL.

          5. This Certificate of Amendment shall become effective on September 8, 1997.

          IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury this 29th day of August, 1997.

                              CARDIAC SCIENCE, INC.

                              By  /s/ Raymond Cohen
                                ----------------------------------------
                                    Raymond Cohen, President

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CARDIAC SCIENCE, INC.

     (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

          Cardiac Science, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:

          1.  The name of the Corporation is Cardiac Science, Inc.

          2. The date of filing of the Corporation's certificate of incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware was May 20, 1991.

          3. Article Fourth of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of common stock, each having a par value of $.00l (the "Common Stock"), and 1,000,000 shares of preferred stock, each having a par value of $.001 (the "Preferred Stock").

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or non-voting powers, and such distinctive designations, preferences, and relative, participating, optional, or other special rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions."

          4. This Certificate of Amendment to the Certificate of Incorporation was authorized by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the GCL.

          IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury this 8th day of June, 2000.

                              CARDIAC SCIENCE, INC.

                              By  /s/ Raymond Cohen
                                -----------------------------------------
                                    Raymond Cohen, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CARDIAC SCIENCE, INC.,
                             a Delaware corporation

     Cardiac Science, Inc., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     1.  The name of the Corporation is Cardiac Science, Inc.

     2. The date of filing of the Corporation's Certificate of Incorporation with the Delaware Secretary of State was May 20, 1991.

     3. The Board of Directors of the Corporation, by unanimous written consent, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation. The first paragraph of Article 4 of the Certificate of Incorporation is hereby deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

          "FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is 100,000,000 of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001."

     4. This Certificate of Amendment to the Certificate of Incorporation was authorized by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the Delaware General Corporation Law.


                                *  *  *  *  *  *

     IN WITNESS WHEREOF, the Corporation, has caused this Certificate of Amendment to be signed by its duly authorized Secretary, this 24th day of September, 2001.


                                           /s/ Roderick de Greef
                                    --------------------------------------
                                    Roderick de Greef, Secretary and Chief
                                    Financial Officer

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